                                                                     EXHIBIT 4.9

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                            ATRIA COMMUNITIES, INC.
                                  AS BORROWER

                                      AND

                           THE LENDERS NAMED HEREIN
                                  AS LENDERS

                                      AND

                                PNC BANK, N. A.
                            AS ADMINISTRATIVE AGENT
                                      AND
                               AS MANAGING AGENT

                        NATIONAL CITY BANK OF KENTUCKY
                            AS DOCUMENTATION AGENT



                             _____________________

                                AMENDMENT NO. 6
                                  DATED AS OF
                               JANUARY 30, 1998

                                      TO

                               CREDIT AGREEMENT
                                  DATED AS OF
                                AUGUST 15, 1996

                             _____________________



================================================================================

                                AMENDMENT NO. 6
                                      TO
                               CREDIT AGREEMENT

     THIS AMENDMENT NO. 6 TO CREDIT AGREEMENT, dated as of January 30, 1998 ("THIS AMENDMENT"), among (i) ATRIA COMMUNITIES, INC., a Delaware corporation (herein, together with its successors and assigns, the "BORROWER"); (ii) the Lenders who have executed this Amendment as indicated by their signatures on the signature pages hereof; (iii) PNC BANK, N. A., a national banking association, as administrative agent (the "ADMINISTRATIVE AGENT") and as managing agent (the "MANAGING AGENT") for the Lenders under the Credit Agreement (hereafter defined); and (iv) NATIONAL CITY BANK OF KENTUCKY, a national banking association, as documentation agent (the "DOCUMENTATION AGENT") for the Lenders under the Credit Agreement:


     PRELIMINARY STATEMENTS:

     (1) The Borrower, the Lenders named therein, and the Agents party hereto entered into the Credit Agreement, dated as of August 15, 1996, as amended by Amendment No. 1 to Credit Agreement, dated as of January 15, 1997, Amendment No. 2 to Credit Agreement, dated as of March 27, 1997, Amendment No. 3 to Credit Agreement, dated as of May 27, 1997, Amendment No. 4 to Credit Agreement, dated as of September 29, 1997, and Amendment No. 5 to Credit Agreement, dated as of December 31, 1997 (as so amended, the "CREDIT AGREEMENT"; with the terms defined therein, or the definitions of which are incorporated therein, being used herein as so defined).

     (2) The Borrower has received a proposal from a separate financing source for a synthetic lease financing of certain of the properties referred to in Amendment No. 5 to Credit Agreement, which properties were originally contemplated to be acquired by the Borrower. It is a condition to such lease financing that cash or Cash Equivalents be deposited as collateral security therefor.

     (3) The Borrower, such Agents and the Lenders party hereto desire to amend certain of the terms and provisions of the Credit Agreement in order to (i) permit the Borrower to complete such synthetic lease financing, and (ii) specifically provide that obligations in respect of synthetic lease transactions are considered Indebtedness, all as more fully set forth below.

     (4) The result of these changes will be that, in determining the leverage ratio under section 8.12(a) of the Credit Agreement, (i) the amount of obligations in respect of the synthetic lease transaction will be considered Indebtedness, and (ii) the cash and Cash Equivalents which constitute collateral security for such synthetic lease obligations will be taken into account for purposes of determining the aggregate cash and Cash Equivalents in excess of $10,000,000.

     NOW, THEREFORE, the parties hereby agree as follows:

     SECTION 1.  AMENDMENTS TO CREDIT AGREEMENT.

     1.1 ADDITIONS TO MATURE PROPERTY POOL, ETC. Effective on the Effective Date (as hereinafter defined), for the avoidance of doubt, the Borrower hereby confirms that, because it proposes to make the following properties the subject of a separate synthetic lease financing transaction, (i) such properties will not become part of the Mature Property Pool as contemplated by section 1.2 of Amendment No. 5 to Credit Agreement, referred to above, namely, (1) Briarcliff-BVRC, (2) Briarcliff-BVHC, (3) Briarcliff-Chandler, and (4) Briarcliff-Copeland, and (ii) at some future time such properties may become part of the Mature Property Pool in accordance with the applicable provisions of the Credit Agreement.

     1.2  LIEN COVENANT.  Effective on the Effective Date, clause (i) of section
8.3 of the Credit Agreement is amended to add thereto provisions permitting the Borrower to grant certain cash collateral, so that, as so amended, such clause
(i) reads in its entirety as follows:

          (i) Liens arising from financing statements regarding leases not in violation of this Agreement; and during the term of a synthetic lease financing of the following properties for a basic term of 5 years, namely,
     (1) Briarcliff-BVRC, (2) Briarcliff-BVHC, (3) Briarcliff-Chandler, and (4) Briarcliff-Copeland Liens on cash and Cash Equivalents with an original valuation of approximately $35,300,000 deposited as security with a financial institution as security for such synthetic lease financing;

     1.3 DEFINITION OF INDEBTEDNESS. The definition of the term "Indebtedness" contained in section 10 of the Credit Agreement is amended to include a reference to synthetic leases (which appears as clause (vii) below) so that as so amended such definition reads in its entirety as follows:

          "INDEBTEDNESS" of any person shall mean without duplication (i) all indebtedness of such person for borrowed money, (ii) all bonds, notes, debentures and similar debt securities of such person, (iii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such person, (iv) the face amount of all letters of credit issued for the account of such person and, without duplication, all drafts drawn thereunder, (v) all Indebtedness of a second person secured by any Lien on any property owned by such first person, whether or not such indebtedness has been assumed, (vi) all Capitalized Lease Obligations of such person, (vii) all obligations of such person under synthetic leases (I.E. leases which are accounted for as "operating leases" in accordance with GAAP but as to which the lessee is the owner for Federal income tax purposes of the property subject to such leases and is entitled to depreciate its ownership of such property),
     (viii) all obligations of such person to pay a specified purchase price for goods or services whether or not delivered or accepted, I.E., take-or-pay and similar obligations, (ixi) all net obligations of such person under Interest Rate Agreements and (x) all Contingent Obligations of such person, PROVIDED that neither trade payables and accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds which themselves are not guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same), shall constitute Indebtedness.


     SECTION 2.  REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants as follows:

     2.1 AUTHORIZATION, VALIDITY AND BINDING EFFECT. This Amendment has been duly authorized by all necessary corporate action on the part of the Borrower, has been duly executed and delivered by a duly authorized officer or officers of the Borrower, and constitutes the valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms.

     2.2 REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. The representations and warranties of the Borrower contained in the Credit Agreement, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to a specified date, in which case such representations and warranties are hereby reaffirmed as true and correct when made.

     2.3 NO EVENT OF DEFAULT, ETC. No condition or event has occurred or exists which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default.

     2.4 COMPLIANCE. The Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party.

     SECTION 3.  RATIFICATIONS.

     The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

     SECTION 4.  BINDING EFFECT.

     This Amendment shall become effective if and when, on a date (the "EFFECTIVE DATE") on or prior to February 3, 1998, the following conditions shall have been satisfied:

          (a) this Amendment shall have been executed by the Borrower, the Administrative Agent, the Managing Agent and the Documentation Agent, and counterparts hereof as so executed shall have been delivered to the Administrative Agent;

          (b) the Acknowledgment and Consent appended hereto shall have been executed by the Credit Parties named therein, and counterparts thereof as so executed shall have been delivered to the Administrative Agent; and

          (c) the Administrative Agent shall have been notified by the Required Lenders that such Lenders have executed this Amendment (which notification may be by facsimile or other written confirmation of such execution);

and thereafter this Amendment shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Managing Agent, the Documentation Agent and each Lender and their respective permitted successors and assigns. After this Amendment becomes effective, the Managing Agent will promptly furnish a copy of this Amendment to each Lender and the Borrower and confirm the specific Effective Date hereof.

     SECTION 5.  MISCELLANEOUS.

     5.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by any Agent or any Lender or any subsequent Loan or other Credit Event shall affect the representations and warranties or the right of any Agent or any Lender to rely upon them.

     5.2 REFERENCE TO CREDIT AGREEMENT. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

     5.3 EXPENSES. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, the Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent, the Managing Agent or the Documentation Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the costs and fees of the Documentation Agent's and the Administrative Agent's special legal counsel, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all costs and expenses incurred by the Administrative Agent, the Managing Agent, the Documentation Agent or any Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby.

     5.4 SEVERABILITY. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

     5.5 APPLICABLE LAW. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

     5.6 HEADINGS. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     5.7 ENTIRE AGREEMENT. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

     5.8 COUNTERPARTS. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.


               [The balance of this page is intentionally blank.]

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

ATRIA COMMUNITIES, INC.                     THE BANK OF NEW YORK


BY: /s/ J. TIMOTHY WESLEY                   BY: /s/ EDWARD J. DOUGHERTY, III
   ---------------------------------           ---------------------------------
     CHIEF FINANCIAL OFFICER AND                 VICE PRESIDENT
     VICE PRESIDENT OF DEVELOPMENT

PNC BANK, N. A.,                            THE CHASE MANHATTAN BANK
     INDIVIDUALLY AND AS
     ADMINISTRATIVE AGENT,
     AND AS MANAGING AGENT

BY: /s/ JUSTIN A. FALGIONE                  BY: /s/ DAWN LEE LUM
   ---------------------------------           ---------------------------------
     VICE PRESIDENT                              VICE PRESIDENT

NATIONAL CITY BANK OF KENTUCKY,             MORGAN GUARANTY TRUST COMPANY OF
     INDIVIDUALLY AND AS                         NEW YORK
     DOCUMENTATION AGENT

BY: /s/ DEROY SCOTT                         BY: /s/ DIANA H. INKOF
   ---------------------------------           ---------------------------------
     VICE PRESIDENT                              VICE PRESIDENT


                                            AMSOUTH BANK OF ALABAMA


                                            BY: /s/ JOSEPH M. ROSEN
                                               ---------------------------------
                                                 VICE PRESIDENT

THE TORONTO-DOMINION BANK                   U.S BANK OF WASHINGTON,
                                                NATIONAL ASSOCIATION

BY: /s/ JIMMY SIMIEN                        BY:
   ---------------------------------           ---------------------------------
     MGR. CREDIT ADMINISTRATION                  VICE PRESIDENT

BANK ONE, KENTUCKY, NA                      FIRST AMERICAN NATIONAL BANK

BY: /s/ DENNIS P. HEISHMAN                  BY: /s/ KENT P. WOOD
   ---------------------------------           ---------------------------------
     SENIOR VICE PRESIDENT                       SENIOR VICE PRESIDENT

NATIONSBANK, N.A.                           KEY CORPORATE CAPITAL INC.

BY: /s/ KEVIN WAGLEY                        BY: /s/ J. MARK MULLEN
   ---------------------------------           ---------------------------------
     VICE PRESIDENT                              ASSISTANT VICE PRESIDENT

FLEET NATIONAL BANK

BY: /s/ GINGER STOLZENTHALER
   ---------------------------------
     VICE PRESIDENT

                           ACKNOWLEDGMENT AND CONSENT


     For the avoidance of doubt, and without limitation of the intent and effect of sections 5 and 6 of the Parent Guaranty and sections 6 and 10 of the Subsidiary Guaranty (as each of such terms is defined in the Credit Agreement referred to in the Amendment No. 6 to Credit Agreement (the "AMENDMENT"), to which this Acknowledgment and Consent is appended), each of the undersigned hereby unconditionally and irrevocably (i) acknowledges receipt of a copy of the Credit Agreement and the Amendment, and (ii) consents to all of the terms and provisions of the Credit Agreement as amended by the Amendment.

     Capitalized terms which are used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement referred to herein. This Acknowledgment and Consent is for the benefit of the Lenders, the Administrative Agent, the Collateral Agent, the Managing Agent, the Documentation Agent, any other person who is a third party beneficiary of the Parent Guaranty or the Subsidiary Guaranty, and their respective successors and assigns. No term or provision of this Acknowledgment and Consent may be modified or otherwise changed without the prior written consent of the Administrative Agent, given as provided in the Credit Agreement. This Acknowledgment and Consent shall be binding upon the successors and assigns of each of the undersigned. This Acknowledgment and Consent may be executed by any of the undersigned in separate counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Acknowledgment and Consent as of the date of the Amendment referred to herein.


                  SIGNATURES OF PARTIES TO THE PARENT GUARANTY

                                    VENCOR, INC.
                                    FIRST HEALTHCARE CORPORATION
                                    NORTHWEST HEALTH CARE, INC.
                                    MEDISAVE PHARMACIES, INC.
                                    NATIONWIDE CARE, INC.
                                    THERATX, INCORPORATED
                                         (SUCCESSOR BY MERGER WITH
                                         PEACH ACQUISITION CORP.)
                                    VENCOR HOSPITALS ILLINOIS, INC.
                                    VENCOR HOSPITALS SOUTH, INC.
                                    VENCOR HOSPITALS EAST, INC.
                                    VENCOR HOSPITALS CALIFORNIA, INC.
                                    VENCOR HOSPITALS TEXAS, LTD.
                                         BY: VCI SPECIALTY SERVICES, INC.,
                                              ITS GENERAL PARTNER
                                    VENTECH SYSTEMS, INC.
                                    PASATIEMPO DEVELOPMENT CORP.
                                    VCI SPECIALTY SERVICES, INC.
                                    VENCOR PROPERTIES, INC.



                                    BY: /s/ RICHARD A. LECHLEITER
                                       -----------------------------------------
                                         VICE PRESIDENT

                                    PERSONACARE, INC.
                                    RESPIRATORY CARE SERVICES, INC.
                                    THERATX MEDICAL SUPPLIES, INC.
                                    THERATX HEALTHCARE MANAGEMENT INC.
                                    THERATX STAFFING, INC.
                                    HORIZON HEALTHCARE SERVICES, INC.
                                    PERSONACARE OF CONNECTICUT, INC.
                                    PERSONACARE OF HUNTSVILLE, INC.
                                    PERSONACARE OF OHIO, INC.
                                    PERSONACARE OF OWENSBORO, INC.
                                    PERSONACARE OF PENNSYLVANIA, INC.
                                    PERSONACARE OF READING, INC.
                                    PERSONACARE OF SAN ANTONIO, INC.
                                    PERSONACARE OF SAN PEDRO, INC.
                                    PERSONACARE OF WISCONSIN, INC.
                                    PERSONACARE OF RHODE ISLAND, INC.
                                    PERSONACARE OF ST. PETERSBURG, INC.
                                    PERSONACARE OF POMPANO WEST, INC.
                                    PERSONACARE OF CLEARWATER, INC.
                                    PERSONACARE OF BRADENTON, INC.
                                    PERSONACARE OF POMPANO EAST, INC.
                                    PERSONACARE OF SHREVEPORT, INC.
                                    TUCKER NURSING CENTER, INC.
                                    LAFAYETTE HEALTH CARE CENTER, INC.
                                    PERSONACARE OF WARNER ROBINS, INC.
                                    NFM, INC.
                                    STAMFORD HEALTH FACILITIES, INC.
                                    COURTLAND GARDENS HEALTH CENTER, INC.
                                    COURTLAND GARDENS RESIDENCE, INC.
                                    HOMESTEAD HEALTH CENTER, INC.
                                    TUNSTALL ENTERPRISES, INC.
                                    STAMFORD HEALTH ASSOCIATES LIMITED
                                      PARTNERSHIP
                                         BY: STAMFORD HEALTH FACILITIES, INC.,
                                              ITS GENERAL PARTNER
                                    CARE VENTURE PARTNERS, L.P.
                                         BY: PERSONACARE OF RHODE ISLAND, INC.
                                              ITS GENERAL PARTNER
                                    OAK HILL NURSING ASSOCIATES LIMITED
                                      PARTNERSHIP
                                         BY: PERSONACARE OF RHODE ISLAND, INC.,
                                              ITS GENERAL PARTNER
                                    HEALTH HAVENS ASSOCIATES LIMITED PARTNERSHIP
                                         BY: PERSONACARE OF RHODE ISLAND, INC.,
                                              ITS GENERAL PARTNER


                                    BY: /s/ RICHARD A. LECHLEITER
                                       -----------------------------------------
                                         VICE PRESIDENT

TRANSITIONAL HOSPITALS CORPORATION, A NEVADA CORPORATION
TRANSITIONAL HOSPITALS CORPORATION, A DELAWARE CORPORATION
COMMUNITY PSYCHIATRIC CENTERS OF CALIFORNIA, A CALIFORNIA CORPORATION TRANSITIONAL HOSPITALS CORPORATION OF LOUISIANA INC., A LOUISIANA CORPORATION TRANSITIONAL HOSPITALS CORPORATION OF TEXAS INC., A TEXAS CORPORATION THC-SEATTLE, INC., A WASHINGTON CORPORATION
TRANSITIONAL HOSPITALS CORPORATION OF INDIANA, INC., AN INDIANA CORPORATION
THC MINNEAPOLIS, INC., A MINNESOTA CORPORATION
J. B. THOMAS HOSPITAL, INC., A MASSACHUSETTS CORPORATION
TRANSITIONAL HOSPITALS CORPORATION OF NEVADA, INC., A NEVADA CORPORATION THC-CHICAGO, INC., AN ILLINOIS CORPORATION
THC-NORTH SHORE, INC., AN ILLINOIS CORPORATION
TRANSITIONAL HOSPITALS CORPORATION OF NEW MEXICO, INC., A NEW MEXICO CORPORATION TRANSITIONAL HOSPITALS CORPORATION OF TAMPA, INC., A FLORIDA CORPORATION THC-HOLLYWOOD, INC., A FLORIDA CORPORATION
THC-HOUSTON, INC., A TEXAS CORPORATION
TRANSITIONAL HOSPITALS CORPORATION OF WISCONSIN, INC., A WISCONSIN CORPORATION THC-ORANGE COUNTY, INC., A CALIFORNIA CORPORATION
THC-SAN DIEGO, INC., A CALIFORNIA CORPORATION
COMMUNITY PSYCHIATRIC CENTERS PROPERTIES, INCORPORATED, A CALIFORNIA CORPORATION CPC INVESTMENT CORPORATION, A CALIFORNIA CORPORATION
VENCOR KENTUCKY, INC., A DELAWARE CORPORATION



BY: /s/ RICHARD A. LECHLEITER
   -----------------------------------------
     RICHARD A. LECHLEITER
     VICE PRESIDENT OF FINANCE AND
     CORPORATE CONTROLLER, ON BEHALF OF
     EACH OF THE ABOVE CORPORATIONS

                SIGNATURES OF PARTIES TO THE SUBSIDIARY GUARANTY


                         LANTANA PARTNERS, LTD.
                              BY: HILLHAVEN PROPERTIES, LTD.,
                                    A GENERAL PARTNER
                         PHILLIPPE ENTERPRISES, INC.
                         HILLHAVEN PROPERTIES, LTD.
                         CASTLE GARDENS RETIREMENT CENTER
                              BY: HILLHAVEN PROPERTIES, LTD.,
                                    A GENERAL PARTNER
                         HILLCREST RETIREMENT CENTER, LTD.
                              BY: FAIRVIEW LIVING CENTERS, INC.,
                                    A GENERAL PARTNER
                         SANDY RETIREMENT CENTER LIMITED PARTNERSHIP
                              BY: HILLHAVEN PROPERTIES, LTD.,
                                    A GENERAL PARTNER
                         TOPEKA RETIREMENT CENTER, LTD.
                              BY: HILLHAVEN PROPERTIES, LTD.,
                                    A GENERAL PARTNER
                         EVERGREEN WOODS, LTD.
                              BY: ATRIA COMMUNITIES, INC.,
                                    A GENERAL PARTNER
                         FAIRVIEW LIVING CENTERS, INC.
                         TWENTY-NINE HUNDRED ASSOCIATES, LTD.
                              BY: TWENTY-NINE HUNDRED CORPORATION,
                                    A GENERAL PARTNER
                         TWENTY-NINE HUNDRED CORPORATION
                         WOODHAVEN PARTNERS, LTD.
                              BY: HILLHAVEN PROPERTIES, LTD.,
                                    A GENERAL PARTNER
                         TUCSON RETIREMENT CENTER LIMITED
                                    PARTNERSHIP
                              BY: HILLHAVEN PROPERTIES, LTD.,
                                    A GENERAL PARTNER


                         BY: /s/ J. TIMOTHY WESLEY
                            ----------------------------------------------------
                              VICE PRESIDENT

                         ATRIA COMMUNITIES SOUTHEAST, INC.
                         AMERICAN ELDERSERVE MANAGEMENT, INC.
                         SOUTHERN CARE, INC.
                         AMERICAN ELDERSERVE OF ALABAMA, INC.
                         AMERICAN ELDERSERVE OF TEXAS, INC.
                         SOUTHEAST ASSISTED LIVING RESIDENCES, INC.
                         AMERICAN ELDERSERVE OF NORTH CAROLINA, INC.
                         AMERICAN ELDERSERVE OF FLORIDA, INC.
                         PLANTATION SOUTH ON CYPRESSWOOD
                              LIMITED PARTNERSHIP
                              BY: AMERICAN ELDERSERVE OF TEXAS, INC.
                                    ITS GENERAL PARTNER
                         PLANTATION SOUTH AT AUBURN PARTNERSHIP
                              BY: AMERICAN ELDERSERVE OF ALABAMA, INC.
                                    ITS GENERAL PARTNER


                         BY: /s/ J. TIMOTHY WESLEY
                            ---------------------------------------------------
                              VICE PRESIDENT